Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated November 29, 2007 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in BankUnited Financial Corporation’s Annual Report on Form 10-K for the year ended September 30, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

February 11, 2008